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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF OCEAN ENERGY, INC.

         Ocean Energy, Inc., a Louisiana corporation.

         Ocean Energy Resources, Inc., a Delaware corporation.

         Big Sky Gas Marketing Corporation, a Delaware corporation.

         UMC Colorado LLC, a Colorado limited liability company.

         UMC Pipeline Corporation, a Delaware corporation.

         Ocean Exploration, Inc., a Louisiana corporation.

         Ocean Energy Resources Canada Ltd., a British Columbia corporation.

         Ocean International, Ltd., a Delaware corporation.

         UMC Angola Corporation, a Delaware corporation.

         Ocean Bangladesh Corporation, a Delaware corporation.

         Ocean Energy Cote d'Ivoire Corporation, a Delaware corporation.

         Ocean (CI-01) Corporation, a Delaware corporation.

         Ocean (CI-02) Corporation, a Delaware corporation.

         Ocean (CI-12) Corporation, a Delaware corporation.

         Ocean (CI-105) Corporation, a Delaware corporation.

         Lion G.P.L., S.A., organized under the laws of Cote d'Ivoire.

         Ocean Equatorial Guinea Corporation, a Delaware corporation.

         Ocean Ghana Corporation, a Delaware corporation.

         Ocean Pakistan Corporation, a Delaware corporation.

         Ocean Energy Qatar Corporation, a Cayman Islands corporation.

         Ocean Yemen Corporation, a Cayman Islands corporation.

         GAJH 1989 Limited Partnership, organized under the laws of Delaware.

         Havre Pipeline Company, LLC, a Texas limited liability company.